Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of July 22, 2011 by and among Tactical Air Defense Services, Inc., a Nevada corporation (the “Company”) and Cornucopia, Ltd., a Turks and Caicos International Business Corporation (the “Subscriber”).

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

WHEREAS, on or about April 1, 2011, the Company and the Subscriber entered into a Letter of Intent outlining the parties initial terms of financing (the “LOI,” a copy of which has been attached hereto as Exhibit A).

WHEREAS, on or about April 25, 2011, the Company and Subscriber entered into a transaction relating to the Initial Financing (as defined in the LOI) relating to the purchase of certain Company securities outlined in documents including: (i) the original Securities Purchase Agreement (the “Original SPA”); (ii) the Certificate of Designation for the Series B Preferred Stock (the “Series B Preferred Stock,” with a copy of the Certificate of Designation for the Series B Preferred Stock (the “Certificate of Designation”) attached hereto as Exhibit B); (iii) the original Series A-100 Warrant (the “Original Series A-100 Warrant”); and (iv) the original Series A-101 Warrant (the “Original Series A-101 Warrant” and collectively with the Original Series A-100 Warrant, the “Original Warrants”).

WHEREAS, pursuant to the terms of the LOI, the Subscriber agreed to provide the Company with up to US$600,000 in Subsequent Financing (as defined in the LOI) upon request by the Company, which the Company has subsequently requested a total of US$200,000 in this Agreement.

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, as provided herein, and the Subscriber, in the aggregate, shall purchase from the Company, Four Hundred Thirty Seven Thousand Four Hundred Forty Five (437,445) shares of Series B Preferred Stock at a per share purchase price of $0.4572 for a total purchase price of Two Hundred Thousand Dollars (US$200,000 and the “Purchase Price”), with each individual share of Series B Preferred Stock convertible into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a per share conversion price set forth in the Certificate of Designation. The Series B Preferred Stock and shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the “Shares”) are collectively referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, and for good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1.

Total Purchase Price.  The total purchase price for the Securities (the “Purchase Price”) shall be Two Hundred Thousand Dollars (US$200,000).

2.

Closing.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, upon the date of delivery of the Securities and Purchase Price (the “Closing Date”), the Subscriber shall purchase and the Company shall sell to the Subscriber the Securities.  The Purchase Price shall be paid in cash and transmitted by wire transfer or otherwise credited to or for the benefit of the Company.  The consummation of the transactions contemplated herein shall take place at the Company’s offices upon the satisfaction of all conditions to closing set forth in this Agreement.

3.

Subscriber's Representations and Warranties.  The Subscriber hereby represents and warrants to and agrees with the Company that:

(a)

Organization and Standing of the Subscriber ..  If the Subscriber is an entity, the Subscriber is a corporation, partnership, limited liability company or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

_____Company

_____Subscriber

(b)

Authorization and Power ..  The Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Subscriber or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with the terms thereof.

(c)

No Conflicts ..  The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Subscriber).  The Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)

Information on Company.   The Subscriber has been furnished with or has had access at the United States Securities and Exchange Commission (the “SEC”) EDGAR website (www.sec.gov) and the Company's Form 10-K for the year ended December 31, 2010 and all periodic reports filed with the Commission prior to and thereafter (hereinafter referred to as the “Reports”).  In addition, the Subscriber has received from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(e)

Information on Subscriber.  The Subscriber is, and will be at the time of the issuance and/or conversion of the Series B Preferred Stock, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Subscriber is accurate.

(f)

Purchase of Securities.  On the Closing Date, the Subscriber will purchase the Securities as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)

Compliance with Securities Act.  The Subscriber understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  For so long as the Subscriber holds the Securities, the Subscriber will not maintain a net short position in the Common Stock contrary to applicable rules and regulations.

_____Company

_____Subscriber

(h)

Shares Legend.  The Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO TACTICAL AIR DEFENSE SERVICES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(i)

Communication of Offer.  The offer to sell the Securities was directly communicated to the Subscriber by the Company.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(j)

Authority; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Subscriber has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(k)

No Governmental Review.  The Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)

Correctness of Representations.  The Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(m)

Survival.  The foregoing representations and warranties shall survive three years after the Closing Date.

4.

Company Representations and Warranties.  The Company represents and warrants to and agrees with the Subscriber that except as set forth in the Reports and as otherwise qualified in this Agreement:

(a)

Due Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power to own its properties and to carry on its business is disclosed in the Reports.  The Company is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect.  For purpose of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company taken individually, or in the aggregate, as a whole.

(b)

Current Stock Capitalization.  All issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. The Subscriber has reviewed all of the Company’s public filings filed with the SEC on the EDGAR website (www.sec.gov) and is aware that the Company does not currently have enough shares authorized to accommodate for the complete conversion of all shares of Series B Preferred Stock into shares of Common Stock. In the event the Subscriber elects to convert shares of Series B Preferred Stock into shares of Common Stock and the Company does not have enough shares of Common Stock available in its treasury, the Company shall use its best efforts to take whatever actions are necessary to increase the number of shares of Common Stock in its treasury of available but unissued shares to accommodate such conversion request.

_____Company

_____Subscriber

 (c)

Authority; Enforceability.  This Agreement has been duly authorized, executed and delivered by the Company and is valid and binding agreements enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.  The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform their obligations thereunder.

(d)

Consents.  Except as described herein, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company,  nor the Company’s shareholders is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations under this Agreement, including, without limitation, the issuance and sale of the Securities, and all such consents will have been obtained by the Company prior to closing.

(e)

The Securities.  The Securities upon issuance:

(i)

are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)

have been, or will be, duly and validly authorized and on the date of issuance of the Shares, the Shares will be duly and validly issued, fully paid and non-assessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted;

(iii)

will not subject the holders thereof to personal liability by reason of being such holders, provided Subscriber’s representations herein are true and accurate and Subscriber take no actions or fail to take any actions required for their purchase of the Securities to be in compliance with all applicable laws and regulations; and

(iv)

provided Subscriber’s representations herein are true and accurate, will have been issued in reliance upon an exemption from the registration requirements of and will not result in a violation of Section 5 under the 1933 Act.

(f)

Reporting Company.  The Company is currently a publicly-held company reporting under the Securities Exchange Act of 1934 (the “1934 Act”) and has a class of common shares registered pursuant to the 1934 Act.

(g)

Not an Integrated Offering.  Neither the Company, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTC Bulletin Board, Pink Sheets or any principal market which would impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.  Nor will the Company take any action or steps that would cause the offer or issuance of the Securities to be integrated with other offerings which would impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.  The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities which would impair the exemptions relied upon in this offering or the Company’s ability to timely comply with its obligations hereunder.

(h)

No General Solicitation.  Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(i)

Listing.  The Common Stock is currently quoted on the Over The Counter: Pink Sheets under the symbol: TADF.

(j)

Investment Company.   Neither the Company nor any affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

_____Company

_____Subscriber

(k)

Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscriber prior to each Closing Date, shall be true and correct in all material respects as of each Closing Date.

5.

Regulation D Offering.  The offer and issuance of the Securities to the Subscriber is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.

6.

Finders Fees.  The Company on the one hand, and the Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company and Subscriber represents that there are no parties entitled to receive fees, commissions, or similar payments in connection with this offering.

7.

Additional Covenants.  The Company and the Subscriber covenants and agree with each other as follows:

(a)

Use of Proceeds.  The proceeds from the sale of the Securities will be employed by the Company and/or its partners for normal business expenses and purposes, including, but not limited to general, sales and administrative expenses relating to their current business operations as an aerospace/defense services contractor that offers tactical aviation services, aerial refueling, aircraft maintenance, and other aerospace/defense services to the United States and Foreign militaries and agencies and other general corporate expenses at the Company’s discretion.

(b)

Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(c)

Governmental Authorities.   The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

8.

Covenants of the Company and Subscriber Regarding Indemnification.

(a)

The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber’s officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or material breach of any warranty by Company in this Agreement, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b)

The Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, attorneys, control persons and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Subscriber in this Agreement, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any material breach or default in performance by the Subscriber of any  covenant or undertaking to be performed by the Subscriber hereunder, or any other agreement entered into by the Company and Subscriber, relating hereto.

_____Company

_____Subscriber

9.

Miscellaneous.

(a)

Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, electronic mail or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile or e-mail, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company, to: Tactical Air Defense Services, Inc. 123 West Nye Lane, Suite 517 Carson City, Nevada 89706 Attn: Alexis C. Korybut, CEO E-mail:	If to Subscriber, to:

(b)

Entire Agreement; Assignment.  This Agreement represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscriber have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   The rights and obligations of this Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Subscriber and its successors and assigns.  This Agreement, and all of the terms and conditions described herein, is not assignable and may be not be transferred sold, or pledged, hypothecated or otherwise granted as security by the Subscriber without written Company approval. The Company may not assign any of its obligations under this Agreement without the written consent of the Subscriber. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior negotiations, including but not limited to the LOI, Original SPA, Original Warrants, correspondence, agreements, understandings duties or obligations between the Parties with respect to the subject matter hereof.

 (c)

Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)

Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of Florida located in Palm Beach County, Florida.  THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

_____Company

_____Subscriber

(e)

Specific Enforcement, Consent to Jurisdiction.  To the extent permitted by law, the Company and the Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to one or more preliminary and final injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. The Subscriber and any signator hereto in his personal capacity hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in Florida of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this section shall affect or limit any right to serve process in any other manner permitted by law.

SIGNATURE PAGE

IN WITNESS WHEREOF, the below parties have caused this Securities Purchase Agreement to be signed by their duly authorized officers as July 22, 2011.

COMPANY: TACTICAL AIR DEFENSE SERVICES, INC. a Nevada corporation By:_________________________________ Name: Alexis C. Korybut Title: Chief Executive Officer
SUBSCRIBER: CORNUCOPIA, LTD. a Turks & Caicos International Business Corporation By:_________________________________ Name: Title:

_____Company

_____Subscriber

SECURITIES PURCHASE AGREEMENT

LIST OF EXHIBITS

Exhibit A

Letter of Intent

Exhibit B

Certificate of Designation for the Series B Preferred Stock

_____Company

_____Subscriber

EXHIBIT A

Letter of Intent

_____Company

_____Subscriber

EXHIBIT B

Certificate of Designation for the Series B Preferred Stock

_____Company

_____Subscriber